EXHIBIT B-1

NEITHER THE OFFER NOR THE SALE OF THIS CLASS A WARRANT OR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS CLASS A WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF JANUARY 25, 2007, NEITHER THIS CLASS A WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE ACT.

CLASS A STOCK PURCHASE CLASS A WARRANT

THIS CERTIFIES THAT, for value received, _______________________________, or its registered assigns, (the “Holder”) is entitled to purchase from VISCORP, INC. (to be renamed Tianyin Pharmaceutical Co., Inc.), a Delaware corporation, (the “Company”), at any time or from time to time during the period specified in Section 2 hereof, that that number of shares of the Company’s Common Stock, without par value per share (the “Common Stock”), as shall be equal to fifty percent (50%) of the number of shares of Common Stock (the “Conversion Shares”) that are issuable upon conversion of the amount of Series A Preferred Stock of the Company to be received by the Holder in exchange for his or its Note, all pursuant to the terms and conditions of the “Securities Purchase Agreement” (as hereinafter defined), at an exercise price of equal to (U.S.) $2.50 per share (the “Exercise Price”).

As used herein, the term “Class A Warrant Shares” shall mean the shares of Common Stock that are purchasable hereunder.  The number of Class A Warrant Shares and the Exercise Price per Class A Warrant Share are subject to adjustment as provided in Section 4 hereof.  The term “Class A Warrants” means this Class A Warrant and the other Class A Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of January 25, 2008, by and among the Company, the Corporate Parties thereto, the Viscorp Principal Stockholder and the Investors listed on the execution page thereof (the “Securities Purchase Agreement”).

Notwithstanding the provisions of the first paragraph of this Class A Warrant, in the event that the Series A Preferred Stock Issuance Date shall not occur by April 30, 2008, this Class A Warrant may be exercised to purchase that number of Class A Warrant Shares as shall be equal to 100% of the number of Conversion Shares that would otherwise have been issuable upon conversion of the Series A Preferred Stock if such Series A Preferred Stock had been exchanged for the Note at any time on or after May 1, 2008, all in accordance with the provisions of the Securities Purchase Agreement.

Unless otherwise defined in this Class A Warrant, all capitalized terms, when used herein, shall have the same meaning as is defined in the Securities Purchase Agreement.

This Class A Warrant is subject to the following terms, provisions, and conditions:

1.

Manner of Exercise.

a.

Procedure.  Subject to the provisions hereof, this Class A Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Class A Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any day that banks are generally open for business in New York City (a “Business Day”) at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Class A Warrant Shares specified in the Exercise Agreement or (ii) if by June 30, 2008, the Class A Warrant Shares have not been registered for resale by the Holder pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) or under applicable state securities laws, by delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 1(c) below) for the Class A Warrant Shares specified in the Exercise Agreement; provided, however, that the ability of the Holder to utilize the Cashless Exercise provisions of this Class A Warrant shall cease as soon as the Class A Warrant Shares shall have been registered for resale pursuant to an effective registration statement.  The Class A Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.  Certificates for the Class A Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder (without restrictive legend thereon when such exercise occurs while a registration statement registering under the Securities Act the resale of the Class A Warrant Shares so purchased is effective or such Class A Warrant Shares so purchased may be resold by the Holder pursuant to Rule 144(k) or any similar successor rule) within a reasonable time, not exceeding three (3) Business Days, after this Class A Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder.  If this Class A Warrant shall have been exercised only in part, then, at the option of the Holder (i) the Holder may surrender this Class A Warrant to the Company and, unless this Class A Warrant has expired, the Company shall, at its expense, within a reasonable time, not exceeding three (3) Business Days, after this Class A Warrant shall have been so exercised, deliver to the Holder a new Class A Warrant representing the number of shares with respect to which this Class A Warrant shall not then have been exercised, or (ii) the Holder may retain this Class A Warrant and the Class A Warrant Shares purchasable under this Class A Warrant shall be reduced by such number of Class A Warrant Shares so exercised by the Holder and properly delivered by the Company hereunder.

b.

Exercise Limit.

(i)

Notwithstanding anything to the contrary set forth in this Class A Warrant, at no time may Vision Opportunity Master Fund, Ltd. and/or Vision Opportunity China LP (individually and collectively, “Vision”) exercise this Class A Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by Vision at such time to exceed, when aggregated with all other shares of Common Stock owned by Vision and its affiliates at such time, the number of shares of Common Stock which would result in Vision, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of Vision, or any other persons whose beneficial ownership of Common Stock would be aggregated with Vision’s for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon Vision providing the Corporation with sixty-one (61) days notice (pursuant to this certificate) (the “Waiver Notice”) that Vision would like to waive this Section b(i) with regard to any or all shares of Common Stock issuable upon exercise of this Class A Warrant, this Section b(i) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Exercise Period, Vision may waive this Section 1b(i) by providing a Waiver Notice at any time during such sixty-one (61) day period; provided, further, that any Waiver Notice provided during the sixty-one (61) day period prior to the expiration of the Exercise Period will not be effective until the last day of the Exercise Period.

(ii)

Notwithstanding anything to the contrary set forth in this Class A Warrant, at no time may a Holder of this Class A Warrant (other than Vision for purposes of this Section b(ii)) exercise their Class A Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of this Class A Warrant providing the Corporation with sixty-one (61) day Waiver Notice that such Holder would like to waive this Section (b)(ii) with regard to any or all shares of Common Stock issuable upon exercise of this Class A Warrant, this Section (b)(ii) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Exercise Period, the Holder may waive this Section 1b(ii) by providing a Waiver Notice at any time during such sixty-one (61) day period; provided, further, that any Waiver Notice provided during the sixty-one (61) day period prior to the expiration of the Exercise Period will not be effective until the last day of the Exercise Period.

c.

Cashless Exercise.

In the event (and only in the event) that, by 5:00 p.m. (Eastern Standard Time) on June 30, 2008, the resale of the Class A Warrant Shares by the Holder shall have not registered pursuant to an effective registration statement under the Securities Act, then the Holder may exercise this Class A Warrant in whole or in part by presentation and surrender of this Class A Warrant to the Company at its principal executive offices, with a written notice of the Holders intention to effect a cashless exercise, including a calculation of the number of share of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Class A Warrant for that number of shares of Common Stock determined by multiplying the number of Class A Warrant Shares to which such Holder would otherwise be entitled by a fraction (i) the numerator of which shall be the difference between (A) the average Market Price (as defined in Section 4) per share of the Common Stock for the five (5) Trading Days (as defined in Section 4) immediately prior to the date the completed Exercise Agreement shall have been delivered to the Company (the “Cashless Exercise Market Price”) and (B) the Exercise Price, and (ii) the denominator of which shall be the Cashless Exercise Market Price.

2.

Period of Exercise.

This Class A Warrant is exercisable at any time or from time to time on or after February 1, 2008 and before 6:00 p.m., New York, New York time on January 31, 2013 (the “Exercise Period”).

3.

Certain Agreements of the Company.

The Company hereby covenants and agrees as follows:

a.

Shares to be Fully Paid.  All Class A Warrant Shares will, upon issuance in accordance with the terms of this Class A Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

b.

Reservation of Shares.  During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Class A Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Class A Warrant.

c.

Listing.  If the Company’s Common Stock is listed as of the date of this Class A Warrant, or if so listed in the future, the Company shall maintain its listing of its Common Stock on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of any other shares of capital stock of the Company issuable upon the exercise of this Class A Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

d.

Certain Actions Prohibited.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Class A Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Class A Warrant in order to protect the exercise privilege of the Holder of this Class A Warrant against dilution or other impairment, consistent with the tenor and purpose of this Class A Warrant.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Class A Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Class A Warrant.

e.

Successors and Assigns.  This Class A Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

f.

Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the Company has activated such programs, upon request of the Holder and its compliance with the provisions contained in Section 1, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

4.

Antidilution Provisions.  During the Exercise Period, the Exercise Price and the number of Class A Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.  In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

a.

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

b.

Adjustment in Number of Shares.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Class A Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Class A Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

c.

Recapitalization, Reorganization, Reclassification,

 Consolidation, Merger or Sale.

(i)

Subject at all times to the provisions of Section 4(c)(iii) below, in case the Company after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Company shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Common Stock and/or Preferred Stock (collectively, “Capital Stock”), then, and in the case of each such

Triggering Event, proper provision shall be made to the Exercise Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Class A Warrant so that, upon the basis and the terms and in the manner provided in this Class A Warrant, the Holder of this Class A Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Class A Warrant is not exercised prior to such Triggering Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Class A Warrant prior to such Triggering Event, the Capital Stock, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Class A Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, the Holder at its option may elect to receive an amount in unregistered shares of the common stock of the surviving entity equal to the value of this Class A Warrant calculated in accordance with the Black-Scholes formula; provided, further, such shares of Common Stock shall be valued at a twenty percent (20%) discount to the VWAP of the Common Stock for the twenty (20) Trading Days immediately prior to the Triggering Event.  Immediately upon the occurrence of a Triggering Event, the Company shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the number of shares of Warrant Stock issuable upon exercise of the new warrant and the adjusted Exercise Price.  Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted number of Warrant Shares and the adjusted Exercise Price pursuant to the terms and provisions of this Section 4(c)(i).  Notwithstanding the foregoing to the contrary, this Section 4(c)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board.  In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Exchange Act or its common stock is not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then the Holder shall have the right to demand that the Company pay to the Holder an amount in cash equal to the value of this Class A Warrant calculated in accordance with the Black-Scholes formula.

(ii)

In the event that the Holder has elected not to exercise this Class A Warrant prior to the consummation of a Triggering Event and has also elected not to receive an amount in cash equal to the value of this Class A Warrant calculated in accordance with the Black-Scholes formula pursuant to the provisions of Section 4(c)(i) above, so long as the surviving entity pursuant to any Triggering Event is a company that has a class of equity securities registered pursuant to the Exchange Act and its common stock is listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, the surviving entity and/or each Person (other than the Company) which may be required to deliver any Securities, cash or property upon the exercise of this Class A Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Class A Warrant, (A) the obligations of the Company under this Class A Warrant (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Class A Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and the surviving entity and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the surviving entity and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Class A Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Capital Stock, cash or property which the surviving entity and/or each such Person may be required to deliver upon any exercise of this Class A Warrant or the exercise of any rights pursuant hereto.

(iii)

Notwithstanding anything to the contrary contained in this Section 4(c), the provisions of Section 4(c)(i) or Section 4(c)(ii) above shall not apply in the event that the consideration paid or received by the Company or its stockholders in connection with any Triggering Event shall be accretive (and not dilutive) to the Company and/or its stockholders, in that the consideration received or receivable by the Company or its stockholders in connection with such Triggering Event, shall have a fair market value equal to or in excess of 100% of the Exercise Price then in effect.  The provisions of this Section 4(c) shall also not apply to an acquisition by the Company or any subsidiary, in which the Company shall remain the surviving entity and the ability to elect the board of directors of the Company shall not be transferred to or vested in any other Person or Persons not previously affiliated with the Company.

d.

Distribution of Assets.  In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the Holder of this Class A Warrant shall be entitled upon exercise of this Class A Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

e.

Adjustment Due to Dilutive Issuance.  If, at any time when any Class A Warrants are issued and outstanding, the Company issues or sells, or in accordance with this Section 4e or Section 4f is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Exercise Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4f, received by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (B) the denominator of which is the Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  The term “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (i) the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.  No adjustment to the Exercise Price shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

Notwithstanding the foregoing the issuance of Common Stock of the Company upon conversion of its Series A Preferred Stock or upon the exercise of the Class B Warrant shall not be deemed to be a Dilutive Issuance for the purposes of this Class A Warrant.

f.

Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price, the following will be applicable:

1)

Issuance of Rights or Options.  If the Company in any manner issues or grants any Class A Warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such Class A Warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

2)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

3)

Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

4)

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

5)

Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

6)

Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the holder’s Note will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

7)

Exceptions to Adjustment of Exercise Price.  No adjustment to the Exercise Price will be made (A) upon the issuance of shares of Common Stock or options to purchase Common Stock to employees of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company (subject to the limitations on Options issued or issuable to the “Management Group” as defined in the Securities Purchase Agreement), or (B) the issuance of shares of Common Stock upon exercise of Class A Warrants, Class B Warrants or conversion of any of the Notes or Series A Preferred Stock issued under the Securities Purchase Agreement.

g.

Notice of Adjustment.  Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Class A Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Class A Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such calculation shall be certified by the Chief Financial Officer of the Company.

h.

Minimum Adjustment of Exercise Price.  No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

i.

No Fractional Shares.  No fractional shares of Common Stock are to be issued upon the exercise of this Class A Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

j.

Other Notices.  In case at any time:

i.

the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

ii.

the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

iii.

there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity;

iv.

there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the Holder of this Class A Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other Fundamental Change, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place.  Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.  Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company’s books are closed in respect thereto.  Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

k.

Certain Definitions.

i.

“Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

ii.

“Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Section 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of options (the “Options”), as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Section 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of convertible securities (the “Convertible Securities”), as of the date of issuance of such Convertible Securities, if any.

iii.

“Market Price” means, as of any Trading Day, (i) ) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Company, or (B) at the option of a majority-in-interest of the holders of the outstanding Class A Warrants by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

iv.

“Common Stock,” for purposes of this Section 4, includes the Common Stock, without par value per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Class A Warrant shall include only shares of Common Stock, $0.01 par value per share, in respect of which this Class A Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

v.

“Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

5.

Issue Tax.

The issuance of certificates for Class A Warrant Shares upon the exercise of this Class A Warrant shall be made without charge to the Holder of this Class A Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Class A Warrant.

6.

No Rights or Liabilities as a Stockholder.

This Class A Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  No provision of this Class A Warrant, in the absence of affirmative action by the Holder to purchase Class A Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.

Transfer, Exchange, and Replacement of Class A Warrant.

a.

Restriction on Transfer.  This Class A Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Class A Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement.  Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.  Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 are assignable only in accordance with the provisions of the Registration Rights Agreement.

b.

Class A Warrant Exchangeable for Different Denominations.  This Class A Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 7(e) below, for new Class A Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock, in not less than 1,000 increments, which may be purchased hereunder, each of such new Class A Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

c.

Replacement of Class A Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Class A Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Class A Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Class A Warrant of like tenor.

d.

Cancellation; Payment of Expenses.  Upon the surrender of this Class A Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Class A Warrant shall be promptly canceled by the Company.  The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Class A Warrants pursuant to this Section 7.

e.

Register.  The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Class A Warrant, in which the Company shall record the name and address of the person in whose name this Class A Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Class A Warrant.

f.

Exercise or Transfer Without Registration.  If, at the time of the surrender of this Class A Warrant in connection with any exercise, transfer, or exchange of this Class A Warrant, this Class A Warrant (or, in the case of any exercise, the Class A Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.  The first Holder of this Class A Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Class A Warrant for investment and not with a view to the distribution thereof.

8.

Registration Rights.  The initial Holder of this Class A Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Class A Warrant Shares as are set forth in the Registration Rights Agreement dated as of

January __, 2008 by and among the Company the Initial Investors listed on the execution page thereof (the “Registration Rights Agreement”).

9.

Notices.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Class A Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the Holder at the address shown for the Holder as provided in the Securities Purchase Agreement, or at such other address as shall have been furnished to the Company by notice from the Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company c/o TriPoint Global Equities LLC, 17 State Street, New York, New York 10004, Attention Mark Elenowitz, or at such other address as shall have been furnished to the Holder of this Class A Warrant by notice from the Company.  Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

10.

Governing Law.  This Class A Warrant shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The Company hereby submits to the exclusive jurisdiction of the United States federal courts and New York state courts located in New York, New York with respect to any dispute arising under this Class A Warrant, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Company further agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the Holder’s right to serve process in any other manner permitted by law.  A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11.

Miscellaneous.

a.

Amendments.  This Class A Warrant and any provision hereof may be amended by an instrument in writing signed by the Company and holders of a majority of the then-unexercised Class A Warrant Shares underlying the Class A Warrants issued pursuant to the Securities Purchase Agreement.  All such amendments shall be binding to all Holders of Class A Warrants issued pursuant to the Securities Purchase Agreement.

b.

Descriptive Headings.  The descriptive headings of the several sections of this Class A Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

c.

Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Class A Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Class A Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Class A Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

d.

Facsimile Signature.

This Class A Warrant may be issued to the Holder containing a facsimile signature of Philip Ho, the Chief Executive Officer of the Company; which facsimile signature the Company acknowledges and agrees shall have the same validity and enforceability as those the same were a ribbon original signature.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be signed by its duly authorized officer.

VISCORP, INC.

(to be renamed Tianyin Pharmaceutical Co., Inc.)

By: _______________________________

Name:  Guoqing Jiang,

Title:  CEO

Dated as of ___________ __, 200_

FORM OF EXERCISE AGREEMENT

Dated:  ________ __, 200_

To:

Digital Crown Group, Inc.

c/o TriPoint Global Equities LLC
17 State Street, 16th floor

New York, New York 10004

Attn: Mark Elenowitz, Managing Member

The undersigned, pursuant to the provisions set forth in the within Class A Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Class A Warrant, and makes payment herewith in full therefor at the price per share provided by such Class A Warrant:

[check applicable box]

___

in cash or by certified or official bank check or by wired funds in the amount of, or,

___

inasmuch as the resale of such Common Stock by the undersigned has not been registered by 5:00 p.m. (EST) on June 30, 2008, pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Class A Warrant) having a market value (in the case of a portion of this Class A Warrant, determined in accordance with Section 1(c) of the Class A Warrant) equal to $_________.

Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

________________________________

Signature:

________________________________

Address:

________________________________

________________________________

Note:

The above signature should correspond exactly with the name on the face of the within Class A Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Class A Warrant, a new Class A Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Class A Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee

Address

No of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Class A Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:

________ __, 200_

In the presence of:

_______________________________________

Name:

_______________________________________

Signature:

________________________________

Title of Signing Officer or Agent (if any):

________________________________

Address:

________________________________

________________________________

Note:

The above signature should correspond exactly with the name on the face of the within Class A Warrant, if applicable.